UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 31, 2008

REDDY ICE HOLDINGS, INC.

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 526-6740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment and Departure of Director

On December 31, 2008, Kevin J. Cameron, 40, was appointed by the Board of Directors of Reddy Ice Holdings, Inc. (the “Company”) to serve on the Company’s Board of Directors (the “Board”).  Mr. Cameron has also been appointed to serve as a member of the Board’s Audit and Compensation Committees, as well as the Board’s Special Committee with respect to the ongoing antitrust investigations.

Mr. Cameron has more than ten years of corporate governance and strategy experience.  In 2003, Mr. Cameron co-founded Glass Lewis & Company, a leading independent research firm focused on issues of corporate governance.  From 2001 to 2002, Mr. Cameron handled corporate affairs for Moxi Digital, a technology venture focused on digital entertainment.  From 1997 to 2001, he was employed by NorthPoint Communications, a publicly-traded broadband telecommunications company.  Prior to 1997, Mr. Cameron was an attorney with the corporate law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C. and served as a law clerk to the Hon. James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit.  Mr. Cameron earned a law degree from the University of Chicago and an undergraduate degree from McGill University.  Mr. Cameron also serves as a director of Keryx Biopharmaceuticals, Inc. and as a member of the Shamrock Activist Value Fund’s Advisory Panel.

On December 31, 2008, Christopher S. Kiper resigned as a member of the Board.  Mr. Kiper was a member of the Board’s Audit and Compensation Committees, as well as the Board’s Special Committee with respect to the ongoing antitrust investigations.  The Company has been informed by Mr. Kiper that his resignation was not due to any disagreement with the Company.

The appointment of Mr. Cameron was made pursuant to the letter agreement dated as of April 17, 2008 between the Corporation and Shamrock Activist Value Fund, L.P. (“SAVF”) and certain of SAVF’s affiliates.  Under the letter agreement, SAVF may designate a replacement in the event of the resignation of one of SAVF’s designees to the Board.

Mr. Cameron will be entitled to compensation as directors in accordance with the Company’s existing policies for non-management directors.  Mr. Cameron will also receive grants of restricted stock units in accordance with the Company’s existing policies for non-management directors.  In addition, the Company has been informed that Mr. Cameron will receive compensation from SAVF in connection with his service as a member of the Company’s Board of Directors.

On December 31, 2008, the Company and Mr. Cameron also entered into a customary form of Indemnification Agreement (the “Indemnification Agreement”) pursuant to which the Company has agreed to indemnify Mr. Cameron to the fullest extent permitted by Delaware law.

The Company issued a press release (the “Press Release”) on December 31, 2008 announcing the appointment of Mr. Cameron and Mr. Kiper’s resignation.  A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 31, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial and Accounting Officer